Exhibit 10.8

Special terms and conditions entered into between BCA and Cdiscount within the framework of the “Bank card payment in 4 instalments” by BCA

BETWEEN THE UNDERSIGNED:

BANQUE DU GROUPE CASINO, a public limited company incorporated under French law with capital of €23,470,000, whose registered office is at 6 avenue de Provence, 75009 Paris, listed on the Paris Trade & Companies Register under number 434 130 423, represented by Mrs Catherine Vidal as Chairwoman, duly authorised for the purpose hereof;

hereinafter referred to as “BCA”

CDISCOUNT, a public limited company incorporated under French law with capital of €5,162,154.62, whose registered office is at 120 126 Quai de Bacalan, 33067 Bordeaux, listed on the Bordeaux Trade & Companies Register under number 424 059 822, represented by Mr Nicolas Woussen as Chief Executive Officer, duly authorised for the purpose hereof;

hereinafter referred to as “Cdiscount”

Cdiscount and BCA shall be referred to hereinafter individually as a “Party” and collectively as the “Parties”.

PREAMBLE

On 20 December 2012, the Parties entered into a rider (hereinafter “the Rider”) to the business agreement of 30/12/2011 (hereinafter the “Business Agreement”), by which Cdiscount entrusted to BCA the marketing and sale and management of the “bank card payment in 4 instalments” service to its Customers from the 1st half of 2013.

The Rider herein entitled “Special terms and conditions entered into between BCA and Discount within the framework of the ‘Bank Card Payment in 4 Instalments’ by BCA”, sets out certain implementing terms and conditions which the Parties wish to document in relation to the presentation of the Bank Card Payment in 4 Instalments service to Cdiscount Customers, the terms and conditions related to the acceptance, or not, by BCA of a Bank Card Payment in 4 Instalments in addition to the terms and conditions of the associated financial flows.

1. PURPOSE

The purpose of the special terms and conditions herein is to:

(i) set out the rules of introduction by Cdiscount of Customers to BCA in accordance with the results of the scoring performed by Cdiscount;

(ii) set out the rules of decision-making by BCA within the framework of confirmation of the request for subscription to the “Bank Card Payment in 4 Instalments” service;

(iii) determine the special cases in which Cdiscount shall bear the Cost of the Risk of Unpaid Instalments on some “Bank Card Payment in 4 Instalments” service contracts accepted by BCA at the request of Cdiscount;

(iv) set out the terms and conditions of the associated financial flows between the Parties.

All the provisions of the Business Agreement and of the Rider shall remain applicable, save express derogation within the framework hereof.

2. CDISCOUNT SCORING

The Parties recall that under the Rider, Cdiscount undertakes to introduce to BCA Customers with a positive scoring by Cdiscount.

This scoring shall be implemented by Cdiscount using IT tools which award a score to the Customer depending on certain criteria such as:

•                  The age of the Customer,

•                  The average unemployment rate of the area where the Customer lives,

•                  The average home owner rate of the area where the Customer lives,

•                  The seniority of the Customer,

•                  The amount of the shopping basket.

The scores awarded are expressed in values.

On an annual basis, Cdiscount shall send to BCA its score performance analysis allowing BCA to check the relevance of the selection rules agreed by the Parties.

3. CUSTOMERS PROPOSED BY CDISCOUNT TO BCA

On the date hereof, the Parties have agreed that Cdiscount shall present the “Bank Card Payment in 4 Instalments” service pursuant to the terms of Article 5.

The “Bank Card Payment in 4 Instalments” service shall be offered to the Customer when placing his or her order, pursuant to the general terms and conditions of the “Bank Card Payment in 4 Instalments” service of BCA.

The Parties expressly agree that the thresholds provided in the aforementioned Article 5 may be amended by mutual agreement between the Parties during the “Bank Card 4 Instalments” Committee meetings and documented by means of a written rider.

4. BCA SCORING PROCESS

Further to the scoring implemented by Cdiscount and once the “Bank Card Payment in 4 Instalments” service is proposed to the Customer when placing his or her order, BCA may perform additional scoring.

To perform this scoring, BCA has asked Cdiscount to send to it not only the information provided in Article 2.1.2 of the Rider, but also the date and the department of birth of the Customer in addition to the maiden name, if Cdiscount has this information.

5. ORDERS ELIGIBLE FOR PAYMENT IN 4 INSTALMENTS

BCA has made it known to Cdiscount that it will accept the entering into of the “Bank Card Payment in 4 Instalments” service in certain cases mentioned hereinafter and Cdiscount accepts to bear the entire Cost of the Risk of Unpaid Instalments.

Within the framework hereof, the “Cost of the Risk of Unpaid Instalments” corresponds to the net sum unpaid by the Customer after performing all the recovery proceedings for a time-limit of 300 days after the due date of the payment, deducting potential assignment of debt claims to a third party.

Category	CD Scoring	CD scoring rate	BCA scoring	Decision
Existing customers (i.e. CD customers having placed an order less than 2 years ago)		>354	No questioning	OK BCA
			OK	OK BCA
	OK	202-354	No response	OK BCA
			Information not available	OK BCA
			KO	OK BCA	but in consideration of Cdiscount bearing the Cost of the Risk of Unpaid Instalments

			OK	OK BCA
		189-201	No response	OK BCA	but in consideration of Cdiscount bearing the Cost of the Risk of Unpaid Instalments
			Information not available	OK BCA	but in consideration of Cdiscount bearing the Cost of the Risk of Unpaid Instalments
KO
		< 189	No questioning
		> 256	No questioning	OK BCA
			OK	OK BCA
New customer (i.e. new CD customer or existing customer not having placed an order in the last 2 years)		191-255	No response	OK BCA
			Information not available	OK BCA	but in consideration of Cdiscount bearing the Cost of the Risk of Unpaid Instalments
			KO	OK BCA	but in consideration of Cdiscount bearing the Cost of the Risk of Unpaid Instalments
	OK		OK	OK BCA
		165-190	No response	OK BCA	but in consideration of Cdiscount bearing the Cost of the Risk of Unpaid Instalments
			Information not available	OK BCA	but in consideration of Cdiscount bearing the Cost of the Risk of Unpaid Instalments
KO
		< 165	No questioning

Under the Rider herein, the following meanings shall apply:

• “no response”: BCA scoring not performed during the confirmation time-limit by Cdiscount of the order of the product(s) bought by the Customer.

• “information not available”: date, department of birth of the Client, and maiden name (if applicable).

The Parties may amend the operating rules herein by mutual agreement during the “Bank card 4 instalments” Committee meetings documented by means of a written rider.

The Parties agree to prepare a monthly report on the percentage of the revenue from orders for which Cdiscount bears the Cost of the Risk of Unpaid Instalments in relation to the total revenue from orders of the “Bank Card Payment in 4 Instalments” service. In the event the part of the revenue from the orders for which Cdiscount bears the Cost of the Risk of Unpaid Instalments is more than 10% in relation to the total revenue from the orders of the “Bank Card Payment in 4 Instalments” service, the Parties undertake to analyse and check the scoring rules hereinabove and the total amount of unpaid instalments. Depending on the analysis performed, the Parties may, as appropriate, enter into a rider defining new terms and conditions in order to protect the interests of both Parties.

5. FINANCIAL FLOWS AND MONITORING

The Parties agree on the following terms and conditions concerning the associated financial flows:

Cdiscount shall collect R1, on day D+1 of the confirmation of the Customer order by Cdiscount.

BCA shall indicate to Cdiscount the calculation terms and conditions of the costs which shall be invoiced to the Customer for subscription to the “Bank Card Payment in 4 Instalments” service with BCA. Such costs shall be paid in full at the time of the first payment (R1), with the following payments only being comprised of the capital outstanding.

BCA shall pay to Cdiscount, within a time-limit which shall not exceed D+2 bank business days after receipt of the flows transmitted by Cdiscount, an amount equal to the capital due by the Customer corresponding to R2, R3 and R3 minus the fees received by Cdiscount on behalf of Banque Casino when collecting R1 and the financial costs borne by Cdiscount calculated in accordance with the retail interest rate applied. Such financial costs (including remuneration on own funds set at 12% of the own funds of Banque Casino) are fixed on the date hereof at 0.75% of the amount of the Financed Capital (i.e. the total amount of the Customer order including dispatch costs, excluding negligible costs invoiced under the Bank Card Payment in 4 Instalments Contract). This rate may be revised quarterly within the framework of the Bank Card 4 Instalments Committee meetings provided by Article 3.1 hereinafter. In case of disagreement on the rate revision terms, each Party may apply the provisions provided by Article 4 hereinafter.

Cdiscount shall collect the monthly instalments due by the Customers on R2, R3 and R4 on behalf of Banque Casino, under a collection authorisation, respectively on D+31, D+61 and D+91.

In the event the Customer misses a payment, Cdiscount shall initiate amicable recovery proceedings, for and on behalf of Banque Casino, by virtue of a recovery authorisation.

Cdiscount shall pay back, in the form of bank transfers to Banque Casino, an amount equal to R2, R3 and R4 respectively on D+31, D+61 and D+91.

Once one of the ranks due by the Customer is late by more than 7 days, BCA shall reimburse to Cdiscount, on the first next business day, the amount of the rank unpaid taken by BCA from Cdiscount and BCA shall determine the withdrawals of the following ranks.

Cdiscount shall continue to pay back monthly to Banque Casino all of the payments collected thanks to its recovery proceedings.

Cdiscount shall provide a daily report (every business day) and a monthly report, according to the format agreed between the Parties, with all the information related to the “Bank Card payment in 4 instalments” contracts subscribed by the Customers, collections and the unpaid instalments related thereto.

The “Bank Card payment in 4 instalments” contracts which shall give rise to Cdiscount bearing the Cost of the Risk of Unpaid Instalments shall be specified in this report and the potential sums due in this respect shall be paid by Cdiscount to BCA on the business day following the observation of the unpaid instalment, 300 days after the due date of the payment and deducting a potential assignment of debt claims by BCA in favour of a third party.

6. TERM

The special terms and conditions herein shall enter into force on the day of their signature and shall remain in force for the term of the Rider. The Parties agree the monitoring hereof shall be performed pursuant to Article 4 of the Rider of 20 December 2012.

Drawn up in Bordeaux, on 28 June 2013, in two original copies.

For Banque Casino		For Cdiscount
Name CATHERINE VIDAL		Name NICOLAS WOUSSEN
Title CHAIRWOMAN		Title CHIEF EXECUTIVE OFFICER
Signature	[signature]	Signature	[signature]